Exhibit 99.2

Inventergy Global, Inc. Granted Ten New

Telecommunications Patents

Company Expands Telecommunications Patent Coverage, Adding Patents in US, Europe and Asia

CAMPBELL, CA – October 20, 2015 –Inventergy Global, Inc. (“Inventergy” or the “Company”) (NASDAQ: INVT), an intellectual property licensing company, announced today that it has been granted ten newly issued patents in the US, Europe and Asia. These patents strengthen its presence in the global telecommunications industry by adding to the patented inventions granted to the Company since acquiring substantial telecommunications portfolios from Nokia, Panasonic and Huawei.

Joe Beyers, CEO of Inventergy, stated, “We continue to enrich the value of our broad patent portfolio, covering technologies important to our current and future licensees. These new patent assets address functionality in mobile devices, base stations, communications infrastructure and telecommunications service provisioning.”

These new patents include:

United States Patent 9,164,722, titled, “METHOD FOR ENSURING MEDIA STREAM SECURITY IN IP MULTIMEDIA SUB-SYSTEM,” which relates, among other things, to technology to improve end-to-end security for rich media digital communications without negative effects to quality of service or end-user device complexity.

European Patent 2,061,170, titled, “OFDM TRANSMITTER AND RECEIVER,” which relates, among other things, to technology to improve searching, connectivity establishment and synchronization of mobile devices and cell towers. These patents were granted in Germany, France and Great Britain.

European Patent 1,835,617, titled, “PN CODE GENERATION APPARATUS AND METHOD THEREOF,” which relates, among other things, to technology to improve the synchronization of mobile devices in intermittent cell reception environments resulting in fewer dropped connections. A patent in this family was declared by Panasonic (the original patent holder) to ETSI (European Telecommunications Standards Institute) as essential to at least ETSI Standard TS 25.304, v3.14.0, “Universal Mobile Telecommunications System (UMTS); User Equipment (UE) procedures in idle mode and procedures for cell reselection in connected mode.” These patents were granted in Germany, France, Great Britain, Finland and Sweden.

Patent 45432 titled, “METHOD FOR IMPLEMENTING ACCESS,” which relates, among other things, to technology to enable flexible configuration of security channels in rich media digital communications. This patent was granted in Thailand.

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About Inventergy Global, Inc.

Inventergy is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784